Exhibit 99.1

Harvest Oil & Gas Announces Second Quarter 2018 Results and Divestitures of Central Texas and Karnes County Properties

HOUSTON, August 21, 2018 (Globe Newswire) -- Harvest Oil & Gas Corp. (“Harvest” or the “Company”) today announced results for the second quarter of 2018 and the filing of its Form 10-Q with the Securities and Exchange Commission (“SEC”) on August 20, 2018. In addition, Harvest has entered into definitive agreements to sell substantially all of its interests in its Central Texas and Karnes County, Texas properties. Also, the Company has provided estimated net proved reserves as of May 31, 2018 and commodity hedges entered into subsequent to June 4, 2018. Further, Harvest announced the resignation of its Vice President and Chief Financial Officer effective September 30, 2018.

Key Highlights

-	Successfully completed financial restructuring as of June 4, 2018 and reduced total debt from $640 million, as of March 31, 2018, to $280 million, as of June 30, 2018
-	Entered into a definitive agreement to sell certain interests in its Central Texas and Karnes County, Texas properties to Magnolia Oil & Gas Corporation (“Magnolia”) for a total consideration of $135 million in cash and 4.2 million shares of Magnolia stock (NYSE: MGY)
-	Entered into a definitive agreement to sell certain Eagle Ford formation rights and existing production in Lee County, Texas for $3.5 million
-	Average daily production was 181.8 MMcfe for the second quarter of 2018, a 1 percent increase over the prior quarter
-	Generated a net loss of $595.6 million (which includes $588.1 million of reorganization items, net); and Adjusted EBITDAX of $28.0 million for the second quarter of 2018, a 7.4 percent increase over the prior quarter
-	OTCQX market listing process continues to progress and the Company expects the listing to go effective during the third quarter of 2018

Sale of Central Texas and Karnes County Properties

On August 20, 2018, subsequent to filing its Form 10-Q, Harvest signed a definitive agreement to sell certain interests in its Central Texas and Karnes County, Texas properties to Magnolia. Total consideration at closing will consist of $135 million in cash (subject to purchase price adjustments) and 4.2 million shares of Magnolia stock. Based on the closing price on August 17, 2018 of $13.10, total consideration would be $190 million. The transaction is expected to close on August 31, 2018 and has an effective date of July 1, 2018. The Company plans initially to use net proceeds to reduce outstanding borrowings under the Company’s revolving credit facility. Intrepid Partners, LLC is acting as strategic advisor to Harvest and its board of directors.

In addition, Harvest signed a definitive agreement to sell certain Eagle Ford formation rights and existing production in Lee County, Texas to a third party for $3.5 million of cash consideration (subject to purchase price adjustments).

These divestures represent estimated proved reserves of 104.1 Bcfe (17.4 MMBoe) based on May 31, 2018 SEC prices, and 29.9 MMcfe/d (5.0 MBoe/d) of production for the first half of 2018. The divested properties represent all of Harvest’s interests in the Austin Chalk and Eagle Ford formations.

	Production		SEC Reserves (as of May 31, 2018)
	(Unit)	1H 2018	(Unit)	PDP	PDNP	PUD	Total Proved
Oil	MBbls	339	MMBbls	2.4	0.0	4.0	6.4
Natural gas liquids	MBbls	195	MMBbls	2.2	0.0	2.4	4.5
Natural gas	MMcf	2,208	Bcf	23.0	0.0	15.2	38.3
Total	MMcfe	5,411	Bcfe	50.5	0.2	53.4	104.1
Total	MMcfe/d	29.9

Second Quarter 2018 Financial Results

	Second Quarter (1)		First Quarter
$ in thousands unless noted otherwise	2018		2018
Average daily production (MMcfe/d)	181.8		180.0
Total revenues	64.8		67.9
Total assets	689.5		1,458.2
Net loss (2)	(595.6)		(15.4)
Adjusted EBITDAX (a non-GAAP
financial measure) (3)	28.0		26.1
Total debt (4)	280.0		639.7
Total debt / Adjusted EBITDAX (3) (5)	2.5	x	6.1	x
Net cash provided by operating activities	8.5		10.9
Total capital expenditures	17.5		19.5

(1)	All amounts reflect the combined results of two months ended May 31, 2018 (Predecessor) and one month ended June 30, 2018 (Successor)
(2)	Includes $588.1 million of reorganization items, net in the second quarter of 2018
(3)	Adjusted EBITDAX is a Non-GAAP financial measure and is described in the attached table under “Non-GAAP Measures”
(4)	As of June 30, 2018 and March 31, 2018
(5)	Adjusted EBITDAX annualized for the respective quarter ended

Fresh Start Accounting and Factors Affecting the Comparability of the Results

Upon emergence from Chapter 11 proceedings on June 4, Harvest adopted fresh start accounting as required by Generally Accepted Accounting Principles (“GAAP”). As a result of adopting fresh start accounting, the Company’s condensed consolidated financial statements and certain presentations are separated into two distinct periods, the period before the convenience date of May 31, 2018 (labeled “Predecessor”) and the period after the convenience date (labeled “Successor”), to indicate the application of different basis of accounting between the periods presented. Despite the separate presentation, there was continuity of the Company’s operations.

Harvest is the successor reporting company to EV Energy Partners, L.P. pursuant to Rule 15d-5 of the Securities Exchange Act of 1934, as amended; however, the impact to the comparability of the results is generally limited to those areas associated with the basis in and accounting for oil and gas properties (specifically depreciation, depletion and amortization (“DD&A”) and impairments), exploration expense and income taxes (due to the change from a limited partnership to a corporation that occurred in connection with the Company’s emergence from bankruptcy). Accordingly, the Company believes that describing certain year-over-year variances and trends in its production, revenue and expenses for the three and six months ended June 30, 2018 and 2017 without regard to the concept of Successor and Predecessor (i.e. on a combined basis) facilitates a meaningful analysis of the results of operations. The results of operations have been derived from the unaudited condensed consolidated financial statements.

Revolving Credit Facility and Liquidity

On June 4, 2018, upon emergence from the Chapter 11 proceedings, the borrowing base under the Company's new credit facility (the “Exit Credit Facility”) was $325 million. As of August 10, 2018, the Company had approximately $278 million outstanding under the Exit Credit Facility, and liquidity from borrowing base capacity and cash on hand was over $50 million. The Company believes that cash on hand, proceeds from sales of assets, net cash flows generated from operations and borrowings under the Exit Credit Facility will be adequate to fund the capital budget and satisfy short–term liquidity needs. Upon closing of the sale of Central Texas and Karnes County, Texas properties to Magnolia, Harvest expects that its borrowing base will be reduced by $60 million to $265 million. Harvest's next semi-annual borrowing base redetermination is scheduled for April 2019.

For more information regarding Harvest's debt and liquidity, please review Harvest's Quarterly Report on Form 10-Q filed on August 20, 2018, with the SEC.

Reserves

The following reserves are an estimate of Harvest’s net proved reserves. The net proved reserves were determined using fresh start accounting guidelines and SEC prices as of May 31, 2018.

	Estimated Net Proved Reserves
	Crude Oil (MMBbls)	Natural Gas (Bcf)	NGLs (MMBbls)	Natural Gas Equivalents (Bcfe)	PV 10 ($mm)
Barnett Shale	0.3	195.9	18.0	305.7	$195.8
San Juan Basin	1.4	106.1	8.1	163.2	87.9
Appalachia Basin	6.8	96.0	0.5	139.9	140.3
Central Texas (1)	3.5	32.6	3.7	75.4	95.3
Michigan	0.1	67.2	0.3	69.5	34.3
Mid-Continent area	1.4	20.7	0.6	32.8	33.0
Karnes County, Texas (1)	3.3	6.1	0.9	31.3	78.8
Monroe Field	-	28.8	-	28.8	1.1
Permian Basin	0.4	9.7	2.5	27.2	19.4
Total	17.2	563.1	34.5	873.8	685.9

(1) Reserves associated with the announced divestitures are included in this table under Central Texas and Karnes County, Texas.

Commodity Hedges

Subsequent to its emergence from Chapter 11 proceedings on June 4, 2018, Harvest has entered into the following commodity hedges.

		Swap	Swap
Period	Index	Volume	Price
Natural Gas (MmmBtus):
Jul - Aug 2018	NYMEX	3,720.0	2.94
Sep - Dec 2018	NYMEX	10,980.0	2.91
Jan - Dec 2019	NYMEX	31,025.0	2.77

Crude (MBbls):
Jul - Aug 2018	WTI	124.0	66.61
Sep - Dec 2018	WTI	366.0	66.34
Jan - Dec 2019	WTI	1,022.0	63.02
Jan - Dec 2020	WTI	732.0	60.51

Ethane (MBbls):
Jul - Dec 2018	Mt Belvieu	368.0	12.51
Jan - Dec 2019	Mt Belvieu	730.0	11.50
Jan - Dec 2020	Mt Belvieu	512.4	11.91

Propane (MBbls):
Jul - Dec 2018	Mt Belvieu	184.0	37.44
Jan - Dec 2019	Mt Belvieu	365.0	32.76
Jan - Dec 2020	Mt Belvieu	256.2	29.23

Planned Senior Management Changes

Harvest announced today the resignation of its Vice President and Chief Financial Officer, Nicholas Bobrowski, effective September 30, 2018. This resignation is for personal reasons and not the result of any disagreement with Harvest or its board of directors. The Company has initiated a search for Mr. Bobrowski’s successor.

Public Common Stock and Warrant Listing Update

The Company is in the process of applying to list its common shares and warrants to be traded and quoted on the OTCQX market. The Company expects the new listing to go effective during the third quarter of 2018. The Company plans to issue a press release prior to the start of trading to announce that the shares and warrants have been listed.

Quarterly Report on Form 10-Q

Harvest financial statements and related footnotes are available in the Form 10-Q, which was filed on August 20, 2018, and is available through the Investor Relations/SEC Filings section of the Harvest website at http://www.hvstog.com.

EV Energy Partners Unitholders’ Schedule K-1

EV Energy Partners, L.P. (“EVEP”) unitholders’ Schedule K-1s for the 2018 tax year will be available for download at https://www.taxpackagesupport.com/evenergy in the first quarter of 2019. For any questions regarding their Schedule K-1, previous unitholders of EVEP are invited to call the Tax Package Support helpline at 1-800-973-7551.

About Harvest Oil & Gas Corp.

Harvest is an independent oil and gas company engaged in the acquisition, efficient operation and development of onshore oil and gas properties in the continental United States. The Company’s assets consist primarily of producing and non-producing properties in the Barnett Shale, the San Juan Basin, the Appalachian Basin (which includes the Utica Shale), Michigan, Central Texas (which includes the Austin Chalk area), the Mid-Continent areas in Oklahoma, Texas, Arkansas, Kansas and Louisiana, the Permian Basin, the Monroe Field in Northern Louisiana, and Karnes County, Texas. More information about Harvest is available on the internet at https://www.hvstog.com.

Forward Looking Statements

This press release contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends affecting the financial condition of its business. These forward-looking statements are subject to a number of risks and uncertainties, most of which are difficult to predict and many of which are beyond its control. Please read the Company’s filings with the Securities and Exchange Commission, including “Risk Factors” in its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and, if applicable, its Current Reports on Form 8-K, and other public filings and press releases for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “indicate” and similar expressions are intended to identify forward-looking statements. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. Although the Company believes that the forward-looking statements contained in this press release are based upon reasonable assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Operating Statistics

	Successor	Predecessor		Predecessor
			Combined
	One Month	Two Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	June 30, 2018	May 31, 2018	June 30, 2018	June 30, 2017
Production data:
Oil (MBbls)	107	261	368	372
Natural gas liquids (MBbls)	215	405	620	528
Natural gas (MMcf)	3,612	7,001	10,613	10,241
Net production (MMcfe)	5,548	10,994	16,542	15,640
Average sales price per unit: (1)
Oil (Bbl)	$66.53	$67.31	$67.08	$44.06
Natural gas liquids (Bbl)	26.55	26.27	26.37	18.26
Natural gas (Mcf)	2.40	2.08	2.19	2.87
Mcfe	3.88	3.89	3.89	3.54
Average unit cost per Mcfe:
Production costs:
Lease operating expenses	$1.69	$1.62	$1.64	$1.68
Production taxes	0.17	0.17	0.17	0.16
Total	1.86	1.79	1.81	1.84
Depreciation, depletion and amortization	0.49	1.75	1.33	1.38
General and administrative expenses	0.37	0.72	0.60	0.45

	Successor	Predecessor		Predecessor
			Combined
	One Month	Five Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2018	May 31, 2018	June 30, 2018	June 30, 2017
Production data:
Oil (MBbls)	107	662	769	707
Natural gas liquids (MBbls)	215	1,040	1,255	1,039
Natural gas (MMcf)	3,612	16,982	20,594	20,607
Net production (MMcfe)	5,548	27,193	32,741	31,087
Average sales price per unit: (1)
Oil (Bbl)	$66.53	$64.14	$64.47	$45.48
Natural gas liquids (Bbl)	26.55	25.86	25.98	19.57
Natural gas (Mcf)	2.40	2.41	2.41	2.87
Mcfe	3.88	4.06	4.03	3.59
Average unit cost per Mcfe:
Production costs:
Lease operating expenses	$1.69	$1.67	$1.67	$1.61
Production taxes	0.17	0.20	0.19	0.17
Total	1.86	1.87	1.86	1.78
Depreciation, depletion and amortization	0.49	1.70	1.49	1.56
General and administrative expenses	0.37	0.58	0.54	0.44

(1)	Prior to $0.4 million of net hedge losses on settlements of commodity derivatives for the three months ended June 30, 2017, and $1.6 million of net hedge gains and $2.9 million of net hedge losses on settlements of commodity derivatives for the six months ended June 30, 2018 and 2017, respectively.

Condensed Consolidated Balance Sheets

(In $ thousands, except number of shares/units)

	Successor	Predecessor
	June 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$5,354	$4,896
Restricted cash	7,650	-
Accounts receivable:
Oil, natural gas and natural gas liquids revenues	48,794	47,694
Other	1,377	78
Derivative asset	-	3,052
Other current assets	2,628	5,713
Total current assets	65,803	61,433

Oil and natural gas properties, net of accumulated depreciation, depletion and
amortization; June 30, 2018, $2,730; December 31, 2017, $1,191,559	617,327	1,375,527
Long-term derivative assets	232	-
Other assets	6,164	4,845
Total assets	$689,526	$1,441,805

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities:
Third party	$35,303	$43,817
Related party	-	4,194
Derivative liability	4,184	396
Current portion of long-term debt	-	605,549
Total current liabilities	39,487	653,956

Asset retirement obligations	120,598	158,793
Long–term debt, net	280,000	-
Long–term derivative liability	280	-
Other long–term liabilities	1,021	1,044

Commitments and contingencies

Stockholders' / owners’ equity:
Predecessor common unitholders – 49,368,869 units issued and outstanding
as of December 31, 2017	-	648,371
Predecessor general partner interest	-	(20,359)
Successor common stock – $0.01 par value; 65,000,000 shares authorized;
10,000,016 shares issued and outstanding as of June 30, 2018	100	-
Successor additional paid-in capital	248,578	-
Successor retained earnings (accumulated deficit)	(538)	-
Total stockholders' / owners’ equity	248,140	628,012
Total liabilities and equity	$689,526	$1,441,805

Condensed Consolidated Statements of Operations

(In $ thousands, except per share/unit data)

	Successor	Predecessor		Predecessor
			Combined
	One Month	Two Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	June 30, 2018	May 31, 2018	June 30, 2018	June 30, 2017
Revenues:
Oil, natural gas and natural gas liquids revenues	$21,535	$42,749	$64,284	$55,404
Transportation and marketing–related revenues	185	340	525	648
Total revenues	21,720	43,089	64,809	56,052

Operating costs and expenses:
Lease operating expenses	$9,375	$17,828	$27,203	$26,235
Cost of purchased natural gas	129	242	371	460
Dry hole and exploration costs	43	40	83	75
Production taxes	970	1,818	2,788	2,496
Accretion expense on obligations	789	1,279	2,068	1,870
Depreciation, depletion and amortization	2,730	19,194	21,924	21,531
General and administrative expenses	2,029	7,923	9,952	7,023
Impairment of oil and natural gas properties	-	-	-	18,397
(Gain) loss on sales of oil and natural gas properties	(19)	7	(12)	(9)
Total operating costs and expenses	16,046	48,331	64,377	78,078

Operating income (loss)	5,674	(5,242)	432	(22,026)

Other income (expense), net:
Gain (loss) on derivatives, net	(4,232)	45	(4,187)	6,511
Interest expense	(1,199)	(3,176)	(4,375)	(10,435)
Other income, net	27	474	501	723
Total other income (expense), net	(5,404)	(2,657)	(8,061)	(3,201)

Reorganization items, net	(808)	(587,325)	(588,133)	-

Loss before income taxes	(538)	(595,224)	(595,762)	(25,227)

Income tax benefit	-	148	148	66

Net loss	$(538)	$(595,076)	$(595,614)	$(25,161)

Basic and diluted earnings per share/unit:
Net loss	$(0.05)	$(11.81)		$(0.50)

Weighted average common shares/units outstanding
(basic and diluted)	10,000	49,369		49,369

	Successor	Predecessor		Predecessor
			Combined
	One Month	Five Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2018	May 31, 2018	June 30, 2018	June 30, 2017
Revenues:
Oil, natural gas and natural gas liquids revenues	$21,535	$110,307	$131,842	$111,723
Transportation and marketing–related revenues	185	724	909	1,316
Total revenues	21,720	111,031	132,751	113,039

Operating costs and expenses:
Lease operating expenses	$9,375	$45,372	$54,747	$50,174
Cost of purchased natural gas	129	557	686	940
Dry hole and exploration costs	43	122	165	55
Production taxes	970	5,343	6,313	5,255
Accretion expense on obligations	789	3,176	3,965	3,869
Depreciation, depletion and amortization	2,730	46,196	48,926	48,511
General and administrative expenses	2,029	15,648	17,677	13,719
Restructuring costs	-	5,211	5,211	-
Impairment of oil and natural gas properties	-	3	3	67,984
(Gain) loss on sales of oil and natural gas properties	(19)	5	(14)	(35)
Total operating costs and expenses	16,046	121,633	137,679	190,472

Operating income (loss)	5,674	(10,602)	(4,928)	(77,433)

Other income (expense), net:
Gain (loss) on derivatives, net	(4,232)	444	(3,788)	20,740
Interest expense	(1,199)	(13,652)	(14,851)	(20,409)
Other income, net	27	776	803	1,081
Total other income (expense), net	(5,404)	(12,432)	(17,836)	1,412

Reorganization items, net	(808)	(587,325)	(588,133)	-

Loss before income taxes	(538)	(610,359)	(610,897)	(76,021)

Income tax (expense) benefit	-	(166)	(166)	29

Net loss	$(538)	$(610,525)	$(611,063)	$(75,992)

Basic and diluted earnings per share/unit:
Net loss	$(0.05)	$(12.12)		$(1.51)

Weighted average common shares/units outstanding
(basic and diluted)	10,000	49,369		49,345

Condensed Consolidated Statements of Cash Flows

(In $ thousands)

	Successor	Predecessor
	One Month	Five Months	Six Months
	Ended	Ended	Ended
	June 30, 2018	May 31, 2018	June 30, 2017
Cash flows from operating activities:
Net loss	$(538)	$(610,525)	$(75,992)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Accretion expense on obligations	789	3,176	3,869
Depreciation, depletion and amortization	2,730	46,196	48,511
Share–based compensation cost	-	3,784	2,204
Impairment of oil and natural gas properties	-	3	67,984
(Gain) loss on sales of oil and natural gas properties	(19)	5	(35)
(Gain) loss on derivatives, net	4,232	(444)	(20,740)
Cash settlements of matured derivative contracts	-	3,099	(2,929)
Reorganization items, net	-	573,304	-
Other	60	248	523
Changes in operating assets and liabilities:
Accounts receivable	876	(3,518)	(7,859)
Other current assets	(354)	1,853	847
Accounts payable and accrued liabilities	1,490	4,405	(5,967)
Other, net	(790)	69	(217)
Net cash flows provided by operating activities	8,476	21,655	10,199

Cash flows from investing activities:
Acquisition of oil and natural gas properties	-	-	(58,651)
Additions to oil and natural gas properties	(7,220)	(29,727)	(3,635)
Reimbursements related to oil and natural gas properties	-	652	-
Proceeds from sale of oil and natural gas properties	16	3	1,989
Other	-	26	17
Net cash flows used in investing activities	(7,204)	(29,046)	(60,280)

Cash flows from financing activities:
Repayment of long-term debt borrowings	(17,000)	-	(21,000)
Long-term debt borrowings	-	34,000	17,000
Loan costs incurred	-	(2,813)	-
Contributions from general partner	-	40	-
Net cash flows provided by (used in) financing activities	(17,000)	31,227	(4,000)

Increase (decrease) in cash, cash equivalents and restricted cash	(15,728)	23,836	(54,081)
Cash, cash equivalents and restricted cash – beginning of period	28,732	4,896	57,633
Cash, cash equivalents and restricted cash – end of period	$13,004	$28,732	$3,552

Non-GAAP Measures

The Company defines Adjusted EBITDAX as net loss plus income taxes, interest expense, net, depreciation, depletion and amortization, accretion expense on obligations, (gain) loss on derivatives, net, cash settlements of matured commodity derivative contracts, non-cash equity-based compensation, impairment of oil and natural gas properties, non-cash oil inventory adjustment, dry hole and exploration costs, gain on sales of oil and natural gas properties, reorganization items, net, and other income, net.

Adjusted EBITDAX is used by the Company’s management to provide additional information and statistics relative to the performance of the business, including (prior to the creation of any reserves) the cash return on investment. The Company believes this financial measure may indicate to investors whether or not it is generating cash flow at a level that can support or sustain quarterly interest expense and capital expenditures. Adjusted EBITDAX should not be considered as an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDAX excludes some, but not all, items that affect net income and operating income and this measure may vary among companies. Therefore, Harvest’s Adjusted EBITDAX may not be comparable to similarly titled measures of other companies.

Reconciliation of Net Loss to Adjusted EBITDAX

(In $ thousands)

	Three Months Ended			Six Months Ended
	Combined	Predecessor		Combined	Predecessor
	Jun 30, 2018	Jun 30, 2017	Mar 31, 2018	Jun 30, 2018	Jun 30, 2017

Net loss	$(595,614)	$(25,161)	$(15,449)	$(611,063)	$(75,992)

Add:
Income taxes	(148)	(66)	314	166	(29)
Interest expense, net	4,375	10,435	10,475	14,850	20,409
Depreciation, depletion and amortization	21,924	21,531	27,002	48,926	48,511
Accretion expense on obligations	2,068	1,870	1,897	3,965	3,869
(Gain) loss on derivatives, net	4,187	(6,511)	(399)	3,788	(20,740)
Cash settlements of matured commodity	-	(404)	1,559	1,559	(2,858)
derivative contracts
Non-cash equity-based compensation	3,197	1,019	587	3,784	2,204
Impairment of oil and natural gas properties	-	18,397	3	3	67,984
Non-cash oil inventory adjustment	(204)	424	-	(204)	424
Dry hole and exploration costs	83	75	82	165	55
Gain on sales of oil and natural gas properties	(12)	(9)	(2)	(14)	(35)
Reorganization items, net (1)	588,133	-	-	588,133	-
Other income, net	-	-	-	-	(197)
Adjusted EBITDAX	27,989	21,600	26,069	54,058	43,605

(1) Represent costs, gains and losses directly associated with the Company’s filing for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code since the petition date, and also include adjustments to reflect the carrying value of certain liabilities subject to compromise at their estimated allowed claim amounts, as such adjustments are determined.

Harvest Oil & Gas Corp., Houston, TX
Nicholas Bobrowski
713-651-1144
hvstog.com